    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 15, 1998


                                                      REGISTRATION NO. 333-40185
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                 POST-EFFECTIVE


                                AMENDMENT NO. 1


                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------
                      LAIDLAW ENVIRONMENTAL SERVICES, INC.
             (Exact name of Registrant as specified in its charter)
                             ---------------------

           DELAWARE                           4953                          51-0228924
 (State or other jurisdiction     (Primary Standard Industrial           (I.R.S. Employer
      of incorporation or          Classification Code Number)          Identification No.)
          organization)

 1301 GERVAIS STREET, SUITE 300, COLUMBIA, SOUTH CAROLINA 29201, (803) 933-4200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               KENNETH W. WINGER
                      LAIDLAW ENVIRONMENTAL SERVICES, INC.
                        1301 GERVAIS STREET, SUITE 300,
                        COLUMBIA, SOUTH CAROLINA 29201,
                                 (803) 933-4200
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                COPY TO:                                          COPIES TO:
         HERBERT S. WANDER, ESQ.                              ALAN H. PALEY, ESQ.
          KATTEN MUCHIN & ZAVIS                               PAUL S. BIRD, ESQ.
   525 WEST MONROE STREET, SUITE 1600                        DEBEVOISE & PLIMPTON
      CHICAGO, ILLINOIS 60661-3693                             875 THIRD AVENUE
             (312) 902-5200                                NEW YORK, NEW YORK 10022
                                                                (212) 909-6000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     This Registration Statement, first filed on November 13, 1997, was subsequently amended on January 6, 1998("Amendment No. 3"). Amendment No. 3 included as Exhibit (5) the opinion of Katten Muchin & Zavis as to the legality of the shares of common stock being offered thereby (the "Opinion"). The Opinion also included the consent of Katten Muchin & Zavis (Exhibit (23)(b)) to the use of its name in the Validity of Laidlaw Environmental Common Stock section of the Registration Statement.



     The Company is filing this post-effective amendment for the sole purpose of re-filing the Opinion. Such Opinion has been revised to include the consent of Katten Muchin & Zavis to the use of its name in the Laidlaw Environmental
Offer -- Certain Federal Income Tax Consequences section of the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Laidlaw Environmental is incorporated under the laws of the State of Delaware. Section 145 of the DGCL, inter alia ("Section 145") provides that a Delaware corporation may indemnify any person who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     The Laidlaw Environmental Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of Laidlaw Environmental shall not be liable to Laidlaw Environmental or its stockholders for monetary damages for a breach of fiduciary duty as a director.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     All of the Laidlaw Environmental directors and officers are covered by insurance policies maintained and held in effect by Laidlaw Inc. against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                                      DESCRIPTION
-------                                     -----------
   (3)(a)       --  Restated Certificate of Incorporation of the Company dated
                    May 13, 1997, and Amendment to Certificate of Incorporation
                    dated May 15, 1997, filed as Exhibit 3(a) to the
                    Registrant's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
   (3)(a)(1)    --  Certificate of Correction Filed to Correct a Certain Error
                    in the Restated and Amended Certificate of Incorporation of
                    the Company dated October 15, 1997, filed as Exhibit 3(a)(i)
                    to the Registrant's Form 10-K for the Fiscal Year ended
                    August 31, 1997, and incorporated herein by reference.
   (3)(b)       --  Bylaws of the Company filed as Exhibit 4(ii) to the
                    Registrant's Current Report on Form 8-K dated July 29, 1997, and incorporated herein by reference.
   (4)(a)       --  Rights Agreement dated as of June 14, 1989 between the
                    Company and First Chicago Trust Company as successor to
                    Registrar and Transfer Company, as Rights Agent filed as an
                    Exhibit to the Registrant's Form 8-K filed on June 13, 1995 and incorporated herein by reference.
   (4)(b)       --  Amendment No. 1 dated as of March 31, 1995 to the Rights
                    Agreement between the Company and First Chicago Trust
                    Company as successor to Registrar and Transfer Company, as
                    Rights Agent filed as an Exhibit to the Registrant's Form
                    8-K filed on June 13, 1995 and incorporated herein by
                    reference.
   (4)(c)       --  Credit Agreement among Laidlaw Chem-Waste, Inc., Laidlaw
                    Environmental Services (Canada) Ltd., Toronto Dominion
                    (Texas) Inc., The Toronto-Dominion Bank, TD Securities (USA)
                    Inc., the Bank or Nova Scotia, NationsBank, N.A. and The
                    First National Bank of Chicago and NationsBank, N.A. as
                    Syndication Agent dated as of May 9, 1997, filed as Exhibit
                    4(c) to the Registrant's Form 10- Q for the Quarter ended
                    March 31, 1997, and incorporated herein by reference.
   (4)(d)       --  $350,000,000 5% Subordinated Convertible Pay-In-Kind
                    Debenture due 2009 issued by Registrant on May 15, 1997 to
                    Laidlaw Inc. the form of which was included as an appendix to the Registrant's Definitive Proxy Statement on Form DEF
                    14A, filed on May 1, 1997 and incorporated herein by
                    reference.
   (4)(e)       --  Registration Rights Agreement dated May 15, 1997 between
                    Registrant, Laidlaw Transportation, Inc. and Laidlaw Inc.
                    included as appendix to the Registrant's Definitive Proxy
                    Statement on Form DEF 14A, the form of which was filed on
                    May 1, 1997 and incorporated herein by reference.
   (4)(f)       --  Indenture dated as of May 1, 1993 between the Industrial
                    Development Board of the Metropolitan Government of
                    Nashville and Davidson County (Tennessee) and NationsBank of
                    Tennessee, N.A., filed as Exhibit 4(f) to the Registrant's
                    Form 10-Q for the Quarter ended May 31, 1997, and
                    incorporated herein by reference.
   (4)(g)       --  Indenture of Trust dated as of February 1, 1995 between
                    Carbon County, Utah and West One Bank, Utah, now known as
                    U.S. Bank, as Trustee, filed as Exhibit 4(g) to the
                    Registrant's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
   (4)(h)       --  Indenture of Trust dated as of August, 1995 between Tooele
                    County, Utah and West One Bank, Utah, now known as U.S.
                    Bank, as Trustee, filed as Exhibit 4(h) to the Registrant's
                    Form 10-Q for the Quarter ended May 31, 1997, and
                    incorporated herein by reference.
   (4)(i)       --  Indenture of Trust dated as of July 1, 1997 between Carbon
                    County, Utah and U.S. Bank, a national banking association, as Trustee, filed as Exhibit 4(i) to the Registrant's Form
                    10-Q for the Quarter ended May 31, 1997, and incorporated
                    herein by reference.
   (4)(j)       --  Indenture of Trust dated as of July 1, 1997 between Tooele
                    County, Utah and U.S. Bank, a national banking association, as Trustee, filed as Exhibit 4(j) to the Registrant's Form
                    10-Q for the Quarter ended May 31, 1997, and incorporated
                    herein by reference.

EXHIBIT
NUMBER                                      DESCRIPTION
-------                                     -----------
   (4)(k)       --  Indenture of Trust dated as of July 1, 1997 between
                    California Pollution Control Financing Authority and U.S.
                    Bank, a national banking association, as Trustee, filed as
                    Exhibit 4(k) to the Registrant's Form 10-Q for the Quarter
                    ended May 31,1997, and incorporated herein by reference.
   (4)(l)       --  Stock Purchase Agreement between Westinghouse Electric
                    Corporation (Seller) and Rollins Environmental Services,
                    Inc. (Buyer) for National Electric, Inc. dated March 7,
                    1995, filed as an Exhibit to the Registrant's Form 8-K filed on June 13, 1995, and incorporated herein by reference.
   (4)(m)       --  Second Amendment to Stock Purchase Agreement (as referenced in Exhibit (4)(1) above, dated May 15, 1997, among
                    Westinghouse Electric Corporation, Rollins Environmental
                    Services, Inc. and Laidlaw Inc., filed as Exhibit 4(m) to
                    the Registrant's Form 10-Q for the Quarter ended May 31,
                    1997, and incorporated herein by reference.
   (4)(n)       --  Promissory Note dated May 15, 1997 for $60,000,000 from
                    Laidlaw Environmental Services, Inc. to Westinghouse
                    Electric Corporation, filed as Exhibit 4(n) to the
                    Registrant's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
   (4)(o)       --  Guaranty Agreement dated May 15, 1997 by Laidlaw Inc. to
                    Westinghouse Electric Corporation guaranteeing Promissory
                    Note dated May 15, 1997 (as referenced in Exhibit (4)(n))
                    from Laidlaw Environmental Services, Inc. to Westinghouse
                    Electric Corporation, filed as Exhibit 4(o) to the
                    Registrant's Form 10-Q for the Quarter ended May 31, 1997, and incorporated herein by reference.
   (4)(p)       --  Commitment letter of October 31, 1997 between the
                    Toronto-Dominion Bank, TD Securities Inc. and Laidlaw
                    Environmental Services, Inc.**
   (5)          --  Opinion of Katten Muchin & Zavis as to the legality of the shares of common stock being offered.
  (10)(a)       --  Rollins Environmental Services, Inc. 1982 Incentive Stock
                    Option Plan, filed with Amendment No. 1 to the Company's
                    Registration Statement No. 2-84139 on Form S-1 dated June
                    24, 1983 and incorporated herein by reference.
  (10)(b)       --  Rollins Environmental Services, Inc. 1993 Stock Option Plan,
                    filed with the Company's Proxy Statement for the Annual
                    Meeting of Stockholders held January 28, 1994 and
                    incorporated herein by reference.
  (10)(c)       --  Stock Purchase Agreement dated February 6, 1997, among the
                    Registrant, Laidlaw Inc., and Laidlaw Transportation, Inc.
                    included as an appendix to the Registrant's Definitive Proxy
                    Statement on Form DEF 14A, filed on May 1, 1997, and
                    incorporated herein by reference.
  (10)(e)       --  Management Incentive Plan for fiscal year 1996, filed as
                    Exhibit 10(e) to the Registrant's Form 10-Q for the Quarter
                    ended May 31, 1997, and incorporated herein by reference.
  (11)          --  Statement regarding computation of earnings per share, filed as Exhibit (11) to the Registrant's Form 10-K for the year ended August 31, 1997, and incorporated herein by reference.
  (12)          --  Computation of ratio of earnings to fixed charges, filed as
                    Exhibit (12) to the Registrant's Form 10-K for the year
                    ended August 31, 1997, and incorporated herein by reference.
  (21)          --  Subsidiaries of the Registrant.*
  (23)(a)       --  Consent of Coopers & Lybrand, independent accountants.*
  (23)(b)       --  Consent of Katten Muchin & Zavis (included in Exhibit (5)).
   23 (c)       --  Consent of KPMG Peat Marwick LLP.*
  (24)          --  Power of Attorney (included on the signature page of this
                    Registration Statement).*
  (99)(a)       --  Letter of Transmittal.**
  (99)(b)       --  Notice of Guaranteed Delivery.**

EXHIBIT
NUMBER                                      DESCRIPTION
-------                                     -----------
  (99)(c)       --  Safety-Kleen Corporation v. Laidlaw Environmental Services,
                    Inc., Case No. 97C8003, filed November 17, 1997.*
(99)(d)         --  Verified Answer, Affirmative Defenses, and Counterclaim of
                    Laidlaw Environmental Services, Inc. and LES Acquisition,
                    Inc., Case No. 97C8003, filed November 24, 1997.*
(99)(e)         --  Laidlaw Environmental Management Presentation to
                    Shareholders.*
(99)(f)         --  Motion of SK Acquirors for Leave to Intervene and related filings, filed December 10, 1997.*


---------------

 * Previously filed with this Registration Statement.
** To be filed as Exhibit to Laidlaw Environmental Schedule 14D-1.

ITEM 22.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
     1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information is required to be presented by Article 3 of Regulations S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by referenced to provide such interim financial information.

          (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (4) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     SIGNATURES PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, and State of South Carolina on the 15th day of January, 1998.


                                          Laidlaw Environmental Services, Inc.

                                          By:     /s/ KENNETH W. WINGER
                                            ------------------------------------
                                                     Kenneth W. Winger
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities indicated on January 15, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                            Chairman of the Board and Director
-----------------------------------------------------
                  James R. Bullock

                /s/ KENNETH W. WINGER                  President, Chief Executive Officer and
-----------------------------------------------------    Director
                  Kenneth W. Winger

                          *                            Senior Vice President, Finance and Chief
-----------------------------------------------------    Financial Officer
                  Paul R. Humphreys

                          *                            Director
-----------------------------------------------------
                  John R. Grainger

                          *                            Director
-----------------------------------------------------
                  Leslie W. Haworth

                          *                            Director
-----------------------------------------------------
                John W. Rollins, Sr.

                          *                            Director
-----------------------------------------------------
                John W. Rollins, Jr.

                          *                            Director
-----------------------------------------------------
                David E. Thomas, Jr.

                          *                            Director
-----------------------------------------------------
                   Henry B. Tippie

                          *                            Director
-----------------------------------------------------
                  James L. Wareham

                          *                            Director
-----------------------------------------------------
                   Grover C. Wrenn

                      SIGNATURE                                            TITLE
                      ---------                                            -----

                                                       President and Chief Executive Officer
               * /s/ KENNETH W. WINGER
-----------------------------------------------------
                  Kenneth W. Winger
                 As Attorney-in-Fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                 DESCRIPTION
-------                                -----------
   (5)     --  Opinion of Katten Muchin & Zavis as to the legality of the shares of common stock being offered.